UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2016

Date of Report (Date of earliest event reported)

Pacific WebWorks, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-26731 (Commission File Number)	87-0627910 (IRS Employer Identification No.)

230 West 400 South, 1st Floor, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 578-9020

(Registrant’s telephone number, including area code)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03  Bankruptcy or Receivership

On February 23, 2016, Pacific WebWorks, Inc.  (the “Company”) filed a Voluntary Chapter 11 Bankruptcy Petition in the U. S. Bankruptcy Court, District of Utah (Salt Lake City).  The Company continues to operate its business as a debtor in possession under sections 1107 and 1008 of the Bankruptcy Code.  No examiner or trustee has been appointed in the Company’s bankruptcy case. Management intends to continue to run the day-to-day business operations, but all business decisions out of the ordinary course of business must be approved by the bankruptcy court.

The Company’s securities may continue to trade on the OTCBB after the filing of the bankruptcy; however, investors should be cautious when buying common stock of the Company because the Company cannot guarantee that any return will be made to its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2016	PACIFIC WEBWORKS, INC. /s/ K. Lance Bell K. Lance Bell President